Exhibit 24







                             POWER OF ATTORNEY
                             -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of each of RJR NABISCO HOLDINGS CORP. and RJR

NABISCO, INC., each a Delaware corporation (the "Companies"), do hereby make, constitute and appoint Robert F. Sharpe, Jr., H. Colin McBride,

David F. Sternlieb and Sara L. Silbiger, and each of them, attorneys-in-

fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the ANNUAL REPORT ON FORM 10-K of RJR Nabisco

Holdings Corp. and RJR Nabisco, Inc., for the fiscal year ended December 31,

1995, and any and all amendments or supplements to the foregoing Annual

Report and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange

Commission, and with each exchange on which any class of securities of the

Companies is registered, granting unto said attorneys-in-fact and agents,

and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them,

deem advisable or necessary to enable the Companies to effectuate the intents and purposes hereof, and the undersigned hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.


     IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this ___day of ____________, 19__.


/s/ Steven F. Goldstone                   President and Chief Executive Officer,
-------------------------------           Director
Steven F. Goldstone

/s/ Robert S. Roath                       Senior Vice President and Chief
-------------------------------           Financial Officer
Robert S. Roath

/s/ Richard G. Russell                    Senior Vice President and Controller
-------------------------------
Richard G. Russell



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/s/ John T. Chain, Jr.                     Director
------------------------------
John T. Chain, Jr.

/s/ Julius L. Chambers                     Director
------------------------------
Julius L. Chambers

/s/ John L. Clendenin                      Director
------------------------------
John L. Clendenin

/s/ H. John Greeniaus                      Director
------------------------------
H. John Greeniaus

/s/ Ray J. Groves                          Director
------------------------------
Ray J. Groves

/s/ Charles M. Harper                      Chairman of the Board, Director
------------------------------
Charles M. Harper

/s/ James W. Johnston                      Director
------------------------------
James W. Johnston

/s/ John G. Medlin, Jr.                    Director
------------------------------
John G. Medlin, Jr.

/s/ Rozanne L. Ridgway                     Director
------------------------------
Rozanne L. Ridgway